CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use of our report dated March 31, 2001, in the Registration Statement (Form SB-2) of Digital Servant Corporation for the registration of shares of its common stock.

December 4, 2001

Vancouver, Canada

Manning Elliott
CHARTERED ACCOUNTANTS


/s/ Manning Elliott
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Manning Elliott